EXHIBIT 99.1

GENERAL FINANCE CORPORATION

NEWS RELEASE
(For Immediate Release)

GENERAL FINANCE CORPORATION ANNOUNCES SEPTEMBER 24, 2009 CONFERENCE CALL TO REVIEW FOURTH QUARTER FY 2009 RESULTS

Pasadena, CA – September 18, 2009 - General Finance Corporation (NASDAQ: GFN, GFNCW and GFNCU) today announced that it intends to release on September 23, 2009 its financial results for the quarter and fiscal year ended June 30, 2009.  A conference call is scheduled for Thursday, September 24, 2009 at 11:30 a.m. (EDT) to discuss these results. The conference call number is (866) 901-5096 and the conference ID number is 30956377.  A replay of the conference call may be accessed through October 9, 2009 by calling (800) 642-1687 or (706) 645-9291 and utilizing conference ID number 30956377.

About General Finance Corporation

General Finance Corporation (www.generalfinance.com), through its indirect 86.2%-owned subsidiary, Royal Wolf  (www.royalwolf.com.au) and its indirect 100%-owned subsidiary Pac-Van (www.pacvan.com), sells and leases products in the portable services industry to a broad cross section of industrial, commercial, educational and government customers throughout Australia, New Zealand and the United States. These products include storage containers and freight containers in the mobile storage industry; and modular buildings, mobile offices and portable container buildings in the modular space industry.

Cautionary Statement About Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements. Such forward-looking statements include, but are not limited to, prospects of General Finance, Royal Wolf and Pac-Van.  We believe that the expectations represented by our forward looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable legislation or regulation. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Contact

Charles E. Barrantes
Chief Financial Officer
(626) 584-9722 ext. 1007

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